UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2022

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2022, PR Cherry Hill STW LLC and Cherry Hill Center, LLC, both of which are subsidiaries of Pennsylvania Real Estate Investment Trust (the “Trust”) that own Cherry Hill Mall (the “Borrowers”), PREIT Associates, L.P., which is the guarantor under the Notes (as defined below), and New York Life Insurance Company and Teachers Insurance and Annuity Association of America, who are the lenders under the loans that are evidenced by the Notes (the “Lenders”), entered into a Second Loan Extension and Modification Agreement (the “Second Extension and Modification Agreement”) to that certain (i) $150.0 million promissory note with New York Life Insurance Company dated August 15, 2012, and (ii) $150.0 million promissory note with Teachers Insurance and Annuity Association of America dated August 15, 2012 (together, the “Notes”). The Second Extension and Modification Agreement extended the maturity date of the Notes from November 1, 2022 to February 1, 2023. To satisfy the conditions precedent of the Second Extension and Modification Agreement and effectuate the extension of the maturity date of the Notes, the Borrowers paid an extension fee of $2,500,000 and paid certain expenses incurred by the Lenders in connection with the Second Extension and Modification Agreement, among other terms and conditions.

The Second Extension and Modification agreement also includes an option for the Borrowers to further extend the maturity date of the Notes to May 1, 2023 if (i) an additional $1,000,000 of the outstanding principal balance of the Notes is paid down on each of the monthly payment dates occurring in February 2023, March 2023 and April 2023, (ii) an extension fee of $2,500,000 is paid with respect to the Notes and (iii) the maturity date of the Trust’s two secured credit agreements are extended to December 2023, among other terms and conditions.

The foregoing description of the Second Extension and Modification Agreement is qualified in its entirety by reference to the full text of the Second Extension and Modification Agreement, which will be filed as an exhibit to the Trust’s Quarterly Report on Form 10-Q to be filed for the quarter ended September 30, 2022.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: November 4, 2022	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel